UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2010

Banks.com, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2010, Banks.com, Inc. (“Banks.com”) and two of its subsidiaries, InterSearch Corporate Services, Inc. (“InterSearch”) and Dotted Ventures, Inc. (“Dotted Ventures” and with Banks.com and InterSearch, collectively, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”).

Available Funds and Repayment of Funds

Under the terms of the Loan Agreement, SVB may advance funds to the Borrower to finance certain Eligible Accounts (as defined in the Loan Agreement). When SVB makes an advance, the Eligible Account becomes a Financed Receivable (as described in additional detail in the Loan Agreement). The aggregate face amount of all Financed Receivables outstanding at any time under the Loan Agreement may not exceed $3,125,000. As of March 5, 2010, SVB has advanced approximately $1,850,000 to the Borrower.

The Borrower will be required to repay each advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any adjustment is asserted to the Financed Receivable (but only to the extent of the adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of certain warranties or representations regarding the Financed Receivables, or a breach of any covenant in the Loan Agreement, or (e) the Maturity Date (including any early termination). Each payment will also include all accrued finance charges and collateral handling fees with respect to such advance and all other amounts then due and payable under the Loan Agreement.

When an event of default has occurred and is continuing, the Borrower will, if SVB demands (or, upon the occurrence of an event of default relating to the insolvency of the Borrower, immediately without notice or demand from SVB) repay all of the advances. The demand may, at SVB’s option, include the advance for each Financed Receivable then outstanding and all accrued finance charges, collateral handling fees, the early termination fee, attorneys’ and professional fees, court costs and expenses, and any other obligations.

Finance Charges and Other Fees

The Borrower incurred a $25,000 non-refundable facility fee in connection with the execution of this Loan Agreement. Pursuant to the terms of the Loan Agreement, the Borrower will pay a finance charge on the Financed Receivable balance which is equal to the Applicable Rate (as defined below) divided by 360, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable balance. The finance charge is payable when the advance made based on such Financed Receivable is payable. The Applicable Rate is a per annum rate equal to the following: (a) if Borrower’s Net Cash (as defined in the Loan Agreement) is less than $1.00 as of the last day of any month, then the “Applicable Rate” during the immediately following month will be equal to the Prime Rate plus 3.25%, and (b) at all other times the “Applicable Rate” will be equal to the Prime Rate plus 2.5%. The Prime Rate is the greater of (a) 4% or (b) SVB’s most recently announced “prime rate.”

While any event of default has occurred and is continuing, the Applicable Rate will increase an additional 5.0% per annum effective immediately upon the occurrence of such event of default.

In the event that the aggregate amount of finance charges and collateral handling fees earned by SVB in any calendar month is less than $3,500, the Borrower must pay to SVB an additional finance charge equal to (a) $3,500 minus (b) the aggregate amount of all finance charges and collateral handling fees earned by SVB in such calendar month. Such additional finance charge shall be payable on the first day of the next calendar month.

If the Borrower’s Net Cash as of the last day of any month is equal to or greater than $1.00, then the Borrower will not be obligated to pay any collateral handling fee during the immediately following month. At all other times, the Borrower must pay a collateral handling fee equal to 0.55% per month of the Financed Receivable balance for each Financed Receivable outstanding based on a 360 day year. This fee will be charged on a daily basis which is equal to the collateral handling fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable balance. The collateral handling fee will be payable when the advance made based on such Financed Receivable is payable. After an event of default, the collateral handling fee will increase an additional 0.50% effective immediately upon such event of default.

Termination of Loan Agreement

The Loan Agreement will terminate on the date that is 364 days from the date of the Loan Agreement (the “Maturity Date”). The Loan Agreement may also be terminated prior to the Maturity Date (a) by the Borrower, which termination will be effective three business days after written notice of termination is given to SVB, or (b) by SVB at any time after the occurrence and during the continuance of an event of default, without notice, effective immediately.

If the Loan Agreement is terminated by SVB in accordance with clause (a) in the foregoing sentence, or by the Borrower for any reason, the Borrower will be obligated to pay to SVB a $25,000 early termination fee. This early termination fee will be due and payable on the effective date of the termination and after such date will bear interest at a rate equal to the highest rate applicable to any of the obligations under the Loan Agreement or any related loan documents. However, SVB will waive the early termination fee if SVB agrees to refinance and redocument the Loan Agreement under another division of SVB (in its sole and exclusive discretion) prior to the Maturity Date.

Interests in Collateral

To secure its payment and performance of all of obligations under the Loan Agreement and related loan documents, the Borrower has granted to SVB a continuing, first priority security interest in certain of its properties, rights, and assets (as described on Exhibit A to the Loan Agreement). In addition, all obligations under the Loan Agreement are secured by certain interests in intellectual property granted under (a) the Intellectual Property Security Agreement, dated March 5, 2010, between SVB and Banks.com, (b) the Intellectual Property Security Agreement, dated March 5, 2010, between SVB and InterSearch, and (c) the Intellectual Property Security Agreement, dated March 5, 2010, between SVB and Dotted Ventures.

Covenants and Events of Default

The Loan Agreement contains covenants which, among other things, limit the ability of the Borrower to (a) make certain transfers or dispositions of its business or property, (b) make certain changes in its business, control, jurisdiction of organization, or organizational structure, (c) enter into certain merger or acquisition transactions, (d) incur indebtedness, (e) create liens, (f) pay dividends or distributions or make investments, (g) make or permit payment on Subordinated Debt (as defined in the Loan Agreement) or amend certain Subordinated Debt terms, or (h) become an investment company.

The Loan Agreement also contains customary events of default, including, but not limited to, payment defaults, covenant defaults, material adverse changes, certain insolvency events, certain judgment defaults, and material inaccuracies in representations and warranties.

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2010, Banks.com issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2009 (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information under Item 2.02 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Banks.com is referencing non-GAAP financial information in both the Press Release and on the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached Press Release. Disclosures regarding definitions of these financial measures used by Banks.com and why Banks.com’s management believes these financial measures provide useful information to investors is also included in the Press Release.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press Release dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010	BANKS.COM, INC.

	By:	/S/ DANIEL M. O’DONNELL
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)